Exhibit 99.1

AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF MARATHON

DIGITAL HOLDINGS, INC. (FKA VERVE VENTURES, INC.)

This Amendment to the Amended and Restated Bylaws of Marathon Digital Holdings, Inc. amends Article I, Section 7 by replacing the paragraph entitled “-QUORUM” as follows:

- QUORUM. The holders of 33-1/3% of the outstanding shares of common stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. Except as amended above, the Bylaws remain in full force and effect as originally stated.

/s/ Hugh Gallagher
Hugh Gallagher
Chief Financial Officer
Dated as of September 14, 2022